Exhibit 10.11

cbdMD Letter Agreement

February 10, 2026

C/M Capital Master Fund, LP

WVP Emerging Manager Onshore Fund, LLC – C/M CAPITAL SERIES

Attention Thomas Walsh, thomas@cm-funds.com

Dear Thomas:

This Letter Agreement (this “Agreement”) documents the parties' agreement regarding the amendment of the Certificate of Designations of Rights and Preferences for the Series C Convertible Preferred Stock which was filed with the North Carolina Secretary of State on December 19, 2025 (the “Certificate of Designation”). Capitalized terms not defined herein shall have the meanings assigned to them in the Certificate of Designation.

CBDMD, INC. (the “Company”) and the undersigned Buyers (collectively, the “Buyers and each individually, a “Buyer”) desire to amend the Certificate of Designation. Pursuant to Section 9 of the Certificate of Designation, the Company and the Buyers may amend the Certificate of Designation.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned Buyers hereby approve and agree that the Certificate of Designation shall be amended as follows:

Section 8(f) Intentionally Omitted.

Section 9. Repricing. Upon the effectiveness of the initial registration statement registering the resale by the Holders of the Registrable Securities (as defined in the Registration Rights Agreement), the Conversion Price shall equal $1.13 per share.

For the avoidance of doubt, the Floor Price (as defined in the Certificate of Designation) shall not be affected by this Agreement. Additionally, the definition of Adjustment Date and Adjustment Price are deleted from the Certificate of Designation.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Agreement.

If you agree, please sign below.

Sincerely,

CBDMD, INC.

By:/S/T. Ronan Kennedy

      T. Ronan Kennedy

      Chief Executive Officer

BUYERS:

C/M CAPITAL MASTER FUND, LP

By:/S/ Thomas Walsh

      Thomas Walsh

      Authorized Signatory

WVP EMERGING MANAGER ONSHORE FUND, LLC – C/M CAPITAL SERIES

By:/S/Thomas Walsh

      Thomas Walsh

      Authorized Signatory